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                                                                    EXHIBIT 23.1

         CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 19, 2001 (except for the matters discussed in Subsequent Event, as to which the date is February 28, 2001) included in Cadence Design Systems, Inc.'s Form 10-K for the year ended December 30, 2000 and to all references to our Firm in this Registration Statement.

                                             /s/ Arthur Andersen LLP

San Jose, California
December 20, 2001